Exhibit 23.1

               Consent of Independent Certified Public Accountants

Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital Inc. and subsidiaries (the "Company") on Form S-8 of our report dated December 4, 2003 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.


                                                        /s/ BDO Seidman, LLP

                                                        BDO Seidman, LLP
Melville, New York
May 7, 2004